Exhibit 10.50

SECOND ADDENDUM

TO

STOCK PURCHASE AGREEMENT

This Second Addendum to the ‘Stock Purchase Agreement’ (“Addendum”) dated January 13, 2018 is an addendum to: 1) the Stock Purchase Agreement by and amongst Seven Stars Cloud Group, Inc, Delaware Board of Trade Holdings, Inc., and Atlantic Bridge Investments, LLC, DBOT-I LLC., Michael J. Ramone, and Dennis Toner executed on December 18, 2017; and 2) the Stock Purchase Agreement by and amongst Seven Stars Cloud Group, Inc, Delaware Board of Trade Holdings, Inc., and DBOT-I LLC. The parties shall be referred to individually, or collectively as the “Parties”.

WHEREAS, the original purchasing party in the Stock Purchase Agreement was Seven Stars Cloud Group, Inc.,

WHEREAS, the Parties now wish to change the purchasing party from Seven Stars Cloud Group, Inc. to its wholly owned subsidiary ‘China Broadband, Ltd.’, a Cayman Islands limited liability company.

THEREFORE, the Parties hereby agree to the abovementioned change to the Stock Purchase Agreement.

Except as expressly provided in this Addendum, all other terms, conditions, and provisions of the Stock Purchase Agreement shall continue in force and effect. The Stock Purchase Agreement, as modified by this Addendum, contains the full and complete understanding between the Parties and supersedes all prior negotiations and understandings of the parties, and no modification of any provision hereof will be valid unless in a signed writing.

IN WITNESS WHEREOF, this Agreement is executed as of the date set forth above.

SEVEN STARS CLOUD GROUP, INC.

/s/ Robert G. Benya

By:	Robert G. Benya
Its:	President and Chief Revenue Officer

DELAWARE BOARD OF TRADE HOLDINGS, INC.

/s/ John F. Wallace

By:	John F. Wallace
Its:	Chairman

ATLANTIC BRIDGE INVESTMENTS, LLC

/s/ Jose Albert Guadalupe

By:	Jose Albert Guadalupe
Its:	Director

DBOT-I LLC

/s/ John Hynansky

By:	John Hynansky
Its:	Manager

/s/ Michael J. Ramone

Michael J. Ramone

/s/ Dennis Toner

Dennis Toner